EXHIBIT 99.1

DK Sinopharma, Inc. Appoints MaloneBailey LLP as New Registered Independent Auditor.

XI’AN Shaanxi Province, China, January 4, 2011, DK Sinopharma, Inc. (OTCBB: DKSP) ("DK Sinopharma" or the "Company") today announced that its Board of Directors appointed MaloneBailey LLP, as the Company's new registered independent public accounting firm effective on December 23, 2010.  Malonebailey LLP replaces Acquavella, Chiarelli, Shuster, Berkower & Co., LLP.

"We would like to thank Acquavella, Chiarelli, Shuster, Berkower & Co., LLP for its service to DK Sinopharma. We are pleased to have selected MaloneBailey LLP, which is registered with the Public Company Accounting Oversight Board. We believe that the change in independent auditing firm will further strengthen the Company’s corporate governance and transparency policies." stated Professor Dongke Zhao, President, Chief Executive Officer and Chairman of DK Sinopharma, Inc.

About MaloneBailey LLP

MaloneBailey LLP, founded in 1982, is a full service accounting firm providing small and middle-market public and private company audit and tax services, the head office is in Houston, USA, also with offices in New York, USA. For additional information, please visit: http://www.malone-bailey.com/

About DK Sinopharma, Inc.

DK Sinopharma, Inc. has its headquarters in Xi'an, Shaanxi Province, China. The Company identifies, discovers, develops, manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines, pharmaceutical products for the treatment of some of the most common ailments and diseases. Through the Company's operating entity, Yangling Dongke Maidisen Pharmaceutical Co. Ltd., the Company currently manufactures herbal extracts and 38 pharmaceutical products in the form of capsules, tablets, granules, semisolid ointment, powder, ointment, and paste ointment. The Company focuses on providing remedies to a variety of ailments relating to respiratory, digestive, cardio-cerebral vascular, antineoplastic, bone diseases-modifying antirheumatic, gynecological, and refill nutrition systems, among others.DK Sinopharma, Inc.'s manufacturing facilities are based in the City of Yangling in Shaanxi Province. For more information, please see our website at http://www.dksinopharma.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

DK Sinopharma, Inc.

Mr. Dongke Zhao, President and Chief Executive Officer
Ms. Yanhong Ren, Chief Financial Officer
Ms. Emily Zhang, Vice President of Corporate Communications

86-29-8224-7500-8612
ir@dksinopharma.com